SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 23, 2011

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Stockholders on June 23, 2011 (“Special Meeting”) at the Company’s headquarters in Englewood, Colorado.  The Company is providing the following information regarding the results of the matters voted on by stockholders at the Special Meeting.

The Company’s stockholders approved the Asset Sale to NeuStar, Inc. pursuant to the Purchase Agreement entered into between the parties on April 21, 2011.  The stockholders also approved adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there were insufficient votes at the time of the Special Meeting to approve the Asset Sale.  Each proposal required the affirmative vote of the holders of a majority of the Company’s issued and outstanding common stock entitled to vote.  There were 10,783,080 shares of common stock entitled to vote at the Special Meeting.

The final voting results on these matters were as follows:

1.             Approval of Asset Sale:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,434,765	16,588	13,867	0

2.             Approval of adjournment or postponement of the Special Meeting, if necessary or appropriate:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,340,523	111,491	13,205	0

Item 8.01       Other Events

On June 23, 2011, the Company issued a press release announcing the approval of the Asset Sale by the Company’s stockholders at the Special Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statement and Exhibits

Exhibit Number	Description

99.1	Press Release dated June 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2011

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 23, 2011.